                                                                   EXHIBIT 10.28
                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                            200.83 AND 240.24B-2


                                     SETTLEMENT AGREEMENT

        This Settlement Agreement and Mutual Release (hereinafter "Settlement Agreement") is entered into effective as of July 26, 2000 by and between MP3.COM, INC. ("MP3" herein) on the one hand, and Capitol Records, Inc. ("Capitol") and all of its affiliated and related entities (collectively with Capitol, "Company") on the other hand, both of which are sometimes collectively referred to as the "Parties" and is made with reference to the following:

1.      RECITALS:

        a) Capitol is a Plaintiff and MP3 is the defendant in the following litigation (the "Litigation") pending in the United States District Court for the Southern District of New York captioned UMG RECORDINGS, INC., SONY MUSIC ENTERTAINMENT INC., WARNER BROS. RECORDS INC., ARISTA RECORDS INC., ATLANTIC RECORDING CORPORATION, BMG MUSIC D/B/A THE RCA RECORDS LABEL, CAPITOL RECORDS, INC., ELEKTRA ENTERTAINMENT GROUP, INC., INTERSCOPE RECORDS, AND SIRE RECORDS GROUP INC., Plaintiffs, vs. MP3.COM, INC., Defendant, Case No. 00 Civ. 0472 (JSR). Each of the Parties to this Settlement Agreement desires to permanently settle and resolve any and all claims, disputes, issues or matters that exist between them as of the date of this Settlement Agreement as to the MyMP3.com service as set forth below and to dismiss with prejudice the Litigation.

        b) NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and subject to the terms and conditions set forth below, the Parties desire to, and hereby do, resolve their differences and agree as follows:

2.      SETTLEMENT TERMS:

        a) In consideration hereof, concurrently with the execution hereof and of the License Agreement referred to in subparagraph (e) of this Section 2 below, and the execution and filing of the Dismissal With Prejudice of the Litigation as described hereinbelow, MP3 will pay Company's Virgin Holdings, Inc. affiliate an amount equal to[...***...] the "EMI Amount"), [...***...] by wire transfer of immediately available funds to an account designated by Company.

        b) If MP3 or an affiliate enters into or has heretofore entered into a settlement



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                                       1.
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                agreement with any of the original plaintiffs to the Litigation, which settlement agreement obligates MP3 or an affiliate to pay such plaintiff or its affiliate (collectively, a "Plaintiff" or the "Plaintiffs") a "Settlement Amount" (defined below) greater than the applicable amount set forth in the schedule in subparagraph 2(b)(ii) below, then MP3 shall pay to Company an additional settlement payment (the "Additional Payment(s)") as set forth below:

                i) The "Settlement Amount" is defined as sums paid by MP3 or an affiliate to a Plaintiff in settlement of the Litigation, exclusive only of (i) similar "Additional Payments" required to be paid to any such Plaintiff,
                        (ii) sums paid to a Plaintiff in the form of a damage award in the Litigation or any other litigation, (iii) legal fees and (iv) any recoupable sums, per stream royalties or revenue shares paid by MP3 in connection with any exploitation after the date hereof of sound recordings or musical compositions pursuant to a license or other agreement, but inclusive, without limitation, of (x) any non-recoupable amounts paid to a Plaintiff (other than per stream royalties or revenue shares as described above in (iv) of this subparagraph 2(b)(i)) paid pursuant to any license or any other agreement entered into concurrently or substantially concurrently with such settlement agreement with a Plaintiff (including any and all agreements entered into or substantially negotiated within six [6] months of entry into the settlement agreement with a Plaintiff), and (y) any payments to a Plaintiff with respect to past uses of musical compositions. In the event that an Additional Payment is due as a result of a license or other agreement pursuant to which MP3 is granted additional material rights by a Plaintiff (other than rights previously granted by Company to MP3), then in consideration of Company's receipt of such Additional Payment (should it elect to receive said Additional Payment), Company shall grant to MP3 the same such rights, insofar as Company is concerned, as were granted by such Plaintiff. If such Plaintiff grants additional material rights to MP3 as aforesaid, but shall not have granted to MP3 substantially all of the rights that Company shall have granted to MP3, then the parties shall assess whether or not the rights granted to MP3 by Company are in their totality comparable to the rights granted to MP3 by such Plaintiff and whether or not Company would be obligated to grant additional rights to MP3 in order to receive the Additional Payment. If the parties are unable to agree, such a determination may be submitted to non-binding mediation, and if a party thereafter elects, then to binding, expedited arbitration in each event by written notice from one party to the other. If it is




                                       2.

                        determined that additional rights are required to be granted to MP3 in order for Company to be entitled to the Additional Payment, Company shall have the right to elect not to grant such rights and, in such event, not to take such Additional Payment.

                ii) The Additional Payment shall be defined as the amount in excess of the EMI Amount determined after multiplying the EMI Amount by a fraction (the "Fraction"), the denominator of which is the applicable amount described in the following schedule and the numerator of which is the Settlement Amount actually paid to the applicable Plaintiff

                        a)      BMG Entertainment, - [...***...]

                        b)      Warner Music Group, Inc. - [...***...]

                        c)      UMG Recordings, Inc. - [...***...] and

                        d)      Sony Music Entertainment, Inc. - [...***...]

                iii) Such Additional Payment shall be calculated and made promptly after MP3 has executed any applicable agreements with any of said Plaintiffs. MP3 is obligated to advise Company promptly of any applicable agreement. The total Additional Payment(s) shall be based on the Settlement Amount which effectively yields the single largest Fraction, if any, with respect to any of the four Plaintiffs. Thus, if any one such agreement with a Plaintiff results in a certain Fraction requiring an Additional Payment, then any subsequent agreement with another Plaintiff will only result in a further Additional Payment to the extent the Fraction applicable to such subsequent agreement is greater than the Fraction resulting from such prior agreement.

                iv) An "Other Release" is defined as an agreement or agreements (or any amendment to or modification of any agreement) that MP3 or an affiliate of MP3 enters into (or has entered into) with a Plaintiff pursuant to which claims as to the use by MP3 of musical compositions in connection with the MyMP3.com service are released or compromised including by reason of a license or grant of rights. An agreement with either Sony Music Entertainment, Inc. or UMG Recordings, Inc. or their respective affiliates pursuant to which claims as to the use by




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                                       3.
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                           MP3 of musical compositions in connection with
                           the MyMP3.com service are released or
                           compromised shall only be an Other Release as aforesaid if pursuant to such agreement or any other agreement entered into concurrently or substantially concurrently with such agreement with Sony Music Entertainment, Inc. or UMG Recordings, Inc. or their respective affiliates [...***...] or more of the sums scheduled in 2(b)(ii)(c) or (d) are paid or payable to such Plaintiff as the applicable Settlement Amount (prior to reduction by reason of setoffs arising from claims of MP3 or any affiliate of MP3). Notwithstanding anything to the contrary contained in this Agreement, if an Other Release is, in any respect, other than in respect of the amount of any monies paid or the dollar amount thresholds which determine whether or not an Additional Payment may be payable, more favorable to such Plaintiff in respect of the disposition of claims than the release granted in this Settlement Agreement (including, without limitation, in the event an Other Release only settles claims with respect to past uses of musical compositions (x) embodied only in sound recordings owned or controlled by any entity affiliated with such Plaintiff or (y) embodied only on records manufactured and/or distributed by any entity affiliated with such Plaintiff) (hereinafter the "More Favorable Terms") then, without in any way affecting Company's right to retain or receive payment in full of the EMI Amount and any other amounts theretofore paid to Company by MP3 or thereafter payable, unless Company otherwise specifically elects in writing, the release given hereunder shall be deemed to be changed so as to exactly conform in such respects to the More Favorable Terms of the Other Release other than the payment amount or the dollar amount thresholds which determine whether or not an Additional Payment may be payable. In the event that as a result of any such conforming changes in this release, certain claims are no longer released or compromised by Company, then Company will be deemed to have reserved its rights and remedies with respect to such claims. MP3 agrees that it shall immediately notify Company in writing as to the terms of any agreements, amendments, modifications, changes or dispositions to which this Section 2(b)(iv) applies or relates, and shall simultaneously provide Company with a full and complete copy of such Other Release.



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                                       4.
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                        v)      MP3 acknowledges that the provisions of this
                                subparagraph 2(b) are of the essence of this Agreement.

                       vi) In no event will the provisions of this subparagraph 2(b) operate to reduce the EMI Amount or require the repayment of any portion thereof to MP3.

                c) Reference is made to all musical compositions owned or controlled by Company's music publishing affiliates, including without limitation, EMI Music Publishing, as of the date hereof (the "Compositions"). Company and MP3 agree that the release herein covers only claims that Company could have asserted in respect of MP3's unlicensed use prior to the date hereof for or in connection with MP3's My.MP3 service of the Compositions to the extent of Company or its affiliates' ownership or control thereof as of the date hereof (including, by way solely of example, the reproduction thereof). Company and MP3 agree that the release herein does not cover any additional use of the Compositions which takes place after the date of this Settlement Agreement by any means now known or hereafter invented (including without limitation any exploitations of Compositions already copied into MP3's database or any use by MP3 of any other musical compositions). The parties agree that this release does not extend to uses of the Compositions to the extent same were authorized pursuant to licenses between MP3 and any performing rights societies ("Licensed Performances").

                d) Capitol represents that it is the parent company to all of EMI Group plc's U.S. record and music publishing businesses. It specifically is understood that the term "Company" shall include any corporation or other entity currently controlling, or controlled by, or under common control with Company, including, without limitation, Company's affiliates and divisions in the music publishing and the recorded music businesses. Notwithstanding the foregoing, and for the avoidance of doubt, "Company" does not include labels or music publishers owned, distributed or controlled by Time Warner, Inc. or any of its affiliates. If the Warner EMI Music joint venture is consummated, any labels or music publishers which may be controlled by Company or Warner EMI Music subsequent to its formation but which were not controlled by Company prior to its formation shall not be considered related entities or affiliates of Company for purposes of this Agreement; however, this agreement shall remain binding with respect to any rights presently held by Company that are transferred to such label or music publisher subsequent to such formation.

                e) Concurrently herewith, Company and MP3 are entering into a License Agreement with respect to, inter alia, the licensing to MP3 of the right to




                                       5.

                stream master recordings controlled by Company via the MyMP3 service(the "License Agreement").

3.      RELEASES

        a) Company Release. Company, on behalf of itself and its agents, employees, representatives, partners, owners, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, solely to the extent it can legally bind such entities, does hereby irrevocably release, acquit and forever discharge MP3 and each of its agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, jointly and severally (the "MP3 Releasees"), of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorneys' fees, compensation, liabilities and obligations whatsoever (hereinafter referred to collectively as "Claims"), suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, which Company may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have against the MP3 Releasees, solely to the extent they relate to, arise from, or concern the MyMP3.com service up to the date hereof, the Litigation or the subject matter thereof and with respect to the Compositions and sound recordings included in the MyMP3.com service as of the date hereof (hereinafter "Company's Released Claims"). Nothing contained in the Release is intended to release any claims for any activity of MP3 occurring after the date of this agreement nor for any Licensed Performances.

        b) MP3 Release. MP3, on behalf of itself and its agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, solely to the extent it can legally bind such entities, does hereby irrevocably release, acquit and forever discharge Company and each of its agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, divisions, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, jointly and severally (the "Company Releasees"), of and from any and all Claims, suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, which MP3 may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have against the Company Releasees, relating to, arising from, or concerning the MyMP3




                                       6.

                service, the Litigation or the subject matter thereof and any counter claims which MP3 could have asserted in connection with the Litigation (hereinafter "MP3's Released Claims").

        c) Statutory Waiver. Company's Released Claims and MP3's Released Claims are collectively defined as the "Released Claims". With respect to the Released Claims, all rights under California Civil Code Section 1542 (and any other law of similar effect), are hereby expressly waived by the Parties, and each of them, notwithstanding any provision to the contrary. Section 1542 provides as follows:

                      "A general release does not extend to claims which the
                             creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

        d) The Parties, and each of them, and their representatives, and assigns expressly waive and release any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California, to the fullest extent that they may waive all such rights and benefits pertaining to the matters released herein. It is the intention of the Parties, and each of them, through this Settlement Agreement, and with the advice of counsel, to fully, finally and forever settle and release all such matters, and all claims relative thereto, in furtherance of such intention.

        e) Dismissal With Prejudice. Company, concurrently with the execution and delivery hereof and payment of the EMI Amount and the Advance payable under the License Agreement shall execute and deliver to MP3 a Dismissal With Prejudice of the Litigation, which MP3 shall file, in the form annexed hereto as Exhibit A.

4.      NOTICES

        a) Any notice, demand, request, consent, approval, or communication that either Party desires or is required to give to the other Party is to be addressed and served on or delivered to the other Party at the address set forth below. Any Party may change its address by notifying the other Party of its change of address in writing.

                i)    The addresses for MP3 are as follows:

                      MP3.com, Inc.




                                       7.

                      4790 Eastgate Mall
                      San Diego, CA 92121
                      Attn: General counsel and VP Legal

                      With simultaneous copies to:

                      Gary Stiffelman, Esq.
                      Ziffren, Brittenham, Branca & Fischer
                      1801 Century Park West
                      Los Angeles 90067

               ii)    The address for Company is as follows:

                      EMI Recorded Music - North America
                      1290 Avenue of the Americas
                      New York, NY 10104
                      Attn:  Alasdair McMullan, Vice President Legal Affairs

                      With simultaneous copy to:

                      EMI Recorded Music, New Media
                      1750 North Vine Street
                      YV Building
                      Los Angeles, CA 90028
                      Attn: Robyn Glaser, Vice President, Business and Legal Affairs

5.      MISCELLANEOUS PROVISIONS

        a) By entering into this Settlement Agreement, no Party admits or acknowledges that they committed any wrongdoing on their part.

        b) This Settlement Agreement and any controversy which might arise therefrom shall in all respects be interpreted, enforced and governed by the laws of the State of New York applicable to agreements made and to be fully performed therein. All parties consent to the sole and exclusive personal jurisdiction and venue in the United States District Court for the SDNY, or if federal jurisdiction is unavailable, in the Supreme Court of the State of New York located in New York County, and agree that all disputes or litigation regarding this Settlement Agreement shall be submitted to and determined by said court, which shall have sole and exclusive jurisdiction. Subsequent changes in New York law or federal law through legislation or judicial interpretation that creates or finds additional or different rights and obligations




                                       8.

                of the Parties shall not affect this Settlement Agreement.

        c) This Settlement Agreement, together with the License Agreement, is the entire agreement between the Parties with respect to the Released Claims or subject matter of this Settlement Agreement and supersedes all prior and contemporaneous oral and written agreements and discussions pertaining to the Released Claims or subject matter of this Settlement Agreement. This Settlement Agreement may be amended only by a written agreement executed by each of the Parties hereto. No breach of the License Agreement may or shall be deemed a breach of this Settlement Agreement other than failure to pay the advance due thereunder.

        d) No breach of any provision, representation or warranty ("Provision") hereof can be waived unless in writing signed by the party to be charged with such a waiver. Waiver of any one breach of any Provision hereof shall not be deemed to be a waiver of any other breach of the same or any other Provision hereof.

        e) This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and its respective agents, employees, representatives, partners, parents, subsidiaries, divisions, affiliates, officers, related entities, licensees, directors, shareholders, investors, attorneys, transferors, transferees, predecessors, successors, trustees in bankruptcy, and assigns and each and every entity or person which now or during the pendency of the Litigation was a division, parent, successor, predecessor, division, affiliate, officer, director, shareholder, investor, employee, attorney, transferor, transferee, or subsidiary for each Party and its respective legal successors and assigns, to the extent each party can bind such parties.

        f) The Parties represent and warrant that each of them have not assigned all or any portion of any claim pertaining to the Released Claims to any person or entity. In the event any claims are made by any third persons or entities based upon any purported assignment or any such liens or claims are asserted in connection with the Released Claims or proceeds of the Settlement Agreement, then the Party who has breached his representation or warranty contained in this Section 5(f) agrees to indemnify and hold harmless the other Party from any said claims being made.

        g) In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition,




                                       9.

                covenant or other provisions shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

        h) Each of the Parties hereto represent and declare that in executing this Settlement Agreement, it has relied solely upon its own judgment, belief and knowledge, and on the advice and recommendations of its own independently selected counsel, concerning the nature, extent and duration of its rights and claims and that it has not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by the other Party hereto or by any person representing it.

        i) The Parties hereto and each of them, further represent and warrant that they have carefully read this Settlement Agreement and know and understand the contents hereof, and that they signed this Settlement Agreement freely and voluntarily and have had the benefit of the advice of legal counsel before executing this Settlement Agreement. Each of the representatives executing this Settlement Agreement on behalf of their respective corporations or partnerships is empowered to do so and thereby binds his respective corporation or partnership. The Parties hereto acknowledge and agree that this Settlement Agreement shall be deemed to have been drafted jointly by the Parties hereto. Ambiguities shall not be construed against the interest of either party by reason of it having drafted all or any part of this Settlement Agreement.

        j) This Settlement Agreement may be executed in counterparts and when each Party has signed and delivered at least one such counterpart to the other Party, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties. This Settlement Agreement may be executed via facsimile signatures, which shall have the same force and effect as if they were original signatures to be followed by executed originals.

        k) Each party hereto represents and warrants that it has all necessary right, title, and authority to enter into this Settlement Agreement, to grant the rights and interests herein granted, and to perform all of its obligations under this Settlement Agreement.

        l) The provisions and existence of this Settlement Agreement (a) may not be cited by any party hereto as an admission of any issue of fact or law; and (b) shall not be disclosed to any third party or entity, except (i) as required by law or regulation or to enforce the terms hereof, (ii) to the parties respective professional advisors and executives on a "need to know" basis, provided that




                                      10.

                such parties agree to be bound by these confidentiality provisions, and (iii) to the Internal Revenue Service, or any state or municipal taxing authority or other regulatory body having jurisdiction. The parties may also disclose these terms as required in connection with stock exchange, shareholder, internal, governmental or regulatory requirements, or external audit or similar disclosure requirements. The amount paid under this Settlement Agreement may also be disclosed to the Plaintiffs for purposes of compliance with provisions similar to 2(b) above. It is understood and agreed that if the foregoing provision is breached by any party hereto, the non-breaching party may be entitled to injunctive or other equitable relief to prevent such a breach. Any non-breaching party seeking such injunctive relief will not be obligated to secure any bond or give any security in connection with the application for such relief. The right to seek injunctive relief under this paragraph shall be in addition to all other rights, remedies and forms of relief which may be available. In furtherance of the foregoing, any and all press releases relating to the subject matter hereof shall not be released until the timing and contents of such press release has been approved in writing by Company's Vice President, Legal Affairs; provided, the parties agree that a press release with respect to this Settlement Agreement shall be mutually agreed and issued within a reasonable period after execution hereof, and in any event within any time frame required by law or regulation.

        IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement on the date(s) written beside its name, respectively.

                                 Capitol Records, Inc.


Dated: 26 July 2000              By: /s/ [SIGNATURE ILLEGIBLE]
      ----------------              ------------------------------
                                 Its:  Secretary
                                     -----------------------------


Dated:                           MP3.com, Inc.
      ----------------

                                 By:
                                    ------------------------------
                                 Its:
                                     -----------------------------




                                      11.

        IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement on the date(s) written beside its name, respectively.

                                 Capitol Records, Inc.


Dated:                           By:
      ----------------              ------------------------------
                                 Its:
                                     -----------------------------


Dated: 26 July 2000              MP3.com, Inc.
      ----------------

                                 By: /s/ PAUL OUYANG
                                    ------------------------------
                                 Its: EVP & CFO
                                     -----------------------------

                          UNITED STATES DISTRICT COURT
                     FOR THE SOUTHERN DISTRICT OF NEW YORK


-------------------------------------
UMG RECORDINGS, INC.,
SONY MUSIC ENTERTAINMENT INC.,
CAPITOL RECORDS, INC.,
and INTERSCOPE RECORDS,

                         Plaintiffs,

          v.                                      Case No.: 00 CIV. 0472
                                                  (JSR)
MP3.COM, INC.,

                         Defendant.

-------------------------------------


                   STIPULATION OF DISMISSAL WITH PREJUDICE OF
                        PLAINTIFF CAPITOL RECORDS, INC.

     Plaintiff Capitol Records, Inc. and defendant MP3.com, Inc. hereby stipulate that all claims of plaintiff Capitol Records, Inc. herein are dismissed with prejudice, pursuant to rule 41 of the Federal Rules of Civil Procedure. Plaintiff Capitol Records, Inc. and defendant MP3.com, Inc. shall bear their own costs and expenses, including attorneys' fees.

Dated: New York, New York
       July 28, 2000


                                        ARNOLD & PORTER

                                        By:  /s/ ROBERT A. GOODMAN
                                           -----------------------------
                                             Robert A. Goodman
                                             399 Park Avenue
                                             New York, NY 10022
                                             (212) 715-1000

                                        -and-

                                            Hadrian R. Katz
                                            555 Twelfth Street, N.W.
                                            Washington, D.C. 20004
                                            (202) 942-5000

                                            Counsel for Plaintiffs
                                            Capitol Records, Inc.


                                        COOLEY GODWARD LLP


                                        By: /s/ MICHAEL G. RHODES
                                            -------------------------------
                                            Michael G. Rhodes (MR-0426)
                                            4365 Executive Drive
                                            Suite 1100
                                            San Diego, CA 92121-2128
                                            Tel: (858) 550-6000
                                            Fax: (858) 453-3555

                                        -and-


                                        ORRICK, HERRINGTON & SUTCLIFFE LLP


                                        By: /s/ JEFFREY A. CONCIATORI
                                            -------------------------------
                                            Jeffrey A. Conciatori (JC-6858)
                                            666 Fifth Avenue
                                            Suite 1100
                                            San Diego, CA 92121
                                            (858) 550-6000

                                             Counsel for Defendant
                                             MP3.com, Inc.


So ordered:


/s/ [Signature Illegible]
-------------------------------
United States District Judge
7-28-00